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                                                                   EXHIBIT 23.1


                          INDEPENDENT AUDITORS CONSENT


The Board of Directors
Bowater Incorporated

We consent to the use of our report dated February 2, 1996 on the financial statements of Bowater Incorporated (the Company) for the three-year period ended December 31, 1995, incorporated herein by reference, which report appears in the December 31, 1995 annual report on Form 10-K of Bowater Incorporated, and to our report dated June 16, 1995 on the financial statements of the Bowater Incorporated Carolina Division Hourly Employees' Savings Plan (the
Plan) for the two years ended December 31, 1994, incorporated herein by reference, which report appears in the December 31, 1994 annual report on Form 11-K of the Plan.



Greenville, South Carolina
April 29, 1996